Exhibit 2(n)(ii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 811-21818 on Form N-2/A of our report dated June 2, 2006, relating to the financial statements of Mercantile Long-Short Manager Master Fund LLC.

DELOITTE & TOUCHE LLP
Chicago, Illinois
June 28, 2006